UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01 Results of Operations and Financial Condition, and Regulation FD Disclosure.

The information in this Form 8-K, that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 6, 2006, EFJ, Inc. issued a press release announcing financial results for the quarter ended September 30, 2006. The information contained in the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

Included in the press release is the disclosure of pro forma net income and pro forma net income per share, both non-GAAP financial measures. Management believes that the presentation of pro forma net income and pro forma net income per share and their related reconciliation to GAAP net income and net income per share, respectively, is useful to investors as it reflects the elimination of a nonrecurring, acquisition related charge. Management believes that these non-GAAP measures provide investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of EFJ, Inc. This pro forma financial information should not be considered as a substitute for, or superior to, and should only be read in conjunction with, measures of financial performance prepared in accordance with generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits

99.1     Press release of EFJ, Inc. issued on November 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, Inc.
(Registrant)

November 6, 2006	By:	/s/ Jana Ahlfinger Bell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Index to Exhibits

99.1      Press release of EFJ, Inc. issued on November 6, 2006